Exhibit 99.1



                                  FRIEDMAN'S
                         The Value Leader Since 1920
                171 Crossroads Parkway Savannah, Georgia 31422
                     PO Box 8025 Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033

                                         Contact:    Sitrick And Company
                                                     Brenda Adrian
                                                     Maya Pogoda
                                                     212-573-6100
                                                     or
For Immediate Release                                310-788-2850
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                 Friedman's, Inc. Files Plan of Reorganization

        Bankruptcy Court Schedules September 2005 Disclosure Statement
          Hearing; Company Targets November 2005 Exit From Chapter 11
             Reorganization; Negotiations Continue With Creditors'
           Committee Regarding Unsecured Creditors' Plan Recoveries

         Savannah, GA -August 7, 2005 - Friedman's Inc. (OTC: FRDMQ.PK), the Value Leader in fine jewelry retailing, today announced that it filed a proposed Plan of Reorganization and related Disclosure Statement with the United States Bankruptcy Court for the Southern District of Georgia, Savannah Division on August 4, 2005. The filing of the Plan positions Friedman's to emerge from chapter 11 on an accelerated basis in November 2005 before the 2005 holiday sales season.

         The proposed Plan of Reorganization, which reflects the outcome of extensive negotiations between Friedman's and Harbert Distressed Investment Master Fund, Ltd., ("Harbert") as the proposed plan investor in Friedman's chapter 11 cases, includes the following treatment of claims and interests:

         o The remaining $1.9 million allowed secured claim arising under Friedman's prepetition senior secured credit facility, which is now held by Harbert, will be fully satisfied through the issuance of shares of new common stock of Reorganized Friedman's.

         o Claims under the Company's secured vendor program, in which Harbert holds a participation interest, will be fully satisfied through the issuance of shares of new common stock of Reorganized Friedman's. Other secured vendor program claims will be satisfied by cash payments in the amount of 75% of such claims with the remaining face amount of such claims treated as general unsecured claims.

         o Any recoveries for general unsecured creditors will be realized from any net recoveries generated from a creditor trust that will be established for the benefit of the Company's general unsecured creditors, to which the Company will transfer initial funding of $500,000 and the right to prosecute causes of action and recover amounts in connection with claims relating to certain prepetition events involving the Company currently under joint investigation by the Company and the Company's Official Committee of Unsecured Creditors (the "Creditors' Committee").

         o Under the Plan, all existing equity interests will be cancelled upon the Company's emergence from chapter 11. The Plan provides that Harbert will receive substantially all of the new equity interests in Reorganized Friedman's, except for management grants, on account of its additional anticipated equity investment and in satisfaction of all claims held by Harbert in the Company's chapter 11 cases including its $25.5 million Term DIP Loan and other claims described above.

The Disclosure Statement filed in conjunction with the Plan of Reorganization includes information about the Plan and the Company's history, accomplishments during the chapter 11 cases, and future prospects including a 2005-2008 business plan that anticipates Friedman's return to profitability in fiscal year 2007.

         The Creditors' Committee, which serves as fiduciary for the benefit of all unsecured creditors, has not agreed to the treatment for unsecured creditors proposed in the Plan. Representatives of the Company, Harbert, and the Creditors' Committee devoted significant time and effort in attempting to reach resolution on the treatment for unsecured creditors, but were unable to do so prior to the filing of the Plan. The Company filed the Plan and has commenced the Court process required to approve the Plan because the Plan should enable the Company to emerge from Chapter 11 with a healthy balance sheet and appropriate liquidity to execute its strategic four year business plan, and the Company's plan investor (which is providing the funding necessary to implement the Plan) would not support more favorable treatment of creditors and interest holders than is contained in the Plan based on the Company's financial circumstances and future prospects as described in the Disclosure Statement. The Company has been advised by the Creditors' Committee that the Committee will oppose the Plan as currently filed and that the Committee may also file and pursue other forms of relief that could have an adverse effect on the Company. The Company, Harbert, and the Creditors' Committee informed the Bankruptcy Court at last Thursday's monthly omnibus hearing that the parties were continuing to negotiate possible consensual amendments to the Plan.

         At last Thursday's omnibus hearing, the Bankruptcy Court scheduled a hearing on the Disclosure Statement filed in connection with the Plan for September 7, 2005 and an objection deadline regarding the adequacy of the Disclosure Statement for August 31, 2005. In the event that the Creditors' Committee files an objection to the Disclosure Statement, the hearing would be adjourned from September 7, 2005 to September 19, 2005. Bankruptcy law does not permit solicitation of acceptances of the Plan until the Court approves the related Disclosure Statement as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

         The Company's Plan and related Disclosure Statement may be accessed free of charge via the Internet at the website of Kurtzman Carson Consultants LLC (http://www.kccllc.net/friedmans) and will be included in a Current Report on Form 8-K to be filed with the SEC.

         About Friedman's

         Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: http://www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, including references to, and certain of the information contained in, the Company's Plan of Reorganization and Disclosure Statement, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession (DIP) financing pursuant to the terms of such agreements; reaching a definitive agreement with Harbert regarding its secured subordinated term loan, the ability of the Company to comply with the terms and conditions of its DIP financing, including its secured subordinated term loan with Harbert; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and United States Attorney's Office for the Eastern District of New York investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various prepetition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company's public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company's common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified under the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or any claims relating to prepetition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

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